Gold Torrent, Inc. Announces Non-Brokered $12.9 Million Subscription Receipt Private Placement

February 22, 2018

BOISE, IDAHO: Gold Torrent, Inc. (OTCQB: GTOR) (“Gold Torrent US”) today announced that its wholly-owned subsidiary, Gold Torrent (Canada) Inc. (“Gold Torrent Canada”), which is expected to become the public parent company of Gold Torrent US once Gold Torrent US completes its reorganization (the “Reorganization”), is to conduct a non-brokered private placement (the “Private Placement”) to raise Cdn$12.9 million through the issuance of 34 million subscription receipts (the “Subscription Receipts”) at an offering price of Cdn$0.38 per Subscription Receipt.

It is intended that following completion of the Reorganization, Gold Torrent Canada will pursue either a direct listing of its common shares on the TSX Venture Exchange (the “TSXV”) or enter into a reverse take-over transaction with a company whose shares are already listed on the TSXV (an “RTO”). Each Subscription Receipt will, immediately prior to either Gold Torrent Canada obtaining a listing of its common shares on the TSXV or upon the closing of a RTO, entitle the holder thereof to receive, without payment of additional consideration, one unit (each, a “Unit”) that will consist of one common share of Gold Torrent Canada and one-half of one non-transferable share purchase warrant. Each whole common share purchase warrant (a “Warrant”) will entitle the holder to purchase an additional common share of Gold Torrent Canada at a price of Cdn$0.50 for a period of four years from the initial closing date of the Private Placement.

If and when Gold Torrent Canada obtains a Listing or completes an RTO, the proceeds of the Private Placement are expected to be used to advance the construction and development of Gold Torrent US’s Lucky Shot Project in Alaska (the “Project”), to pay related legal and transaction costs associated with the transaction, and for general working capital purposes.

Gold Torrent Canada may pay a finder’s fee in connection with the Private Placement.

The Subscription Receipts are being offered and sold only to persons in the United States who qualify as “accredited investors” as such term is defined in Rule 501(a) of Regulation D under the United States Securities Act of 1933, as amended (the “Securities Act”) pursuant to the exemption to the registration requirements under the Securities Act provided by Rule 506 of Regulation D under the Securities Act, and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act.

The Subscription Receipts have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act and shall not constitute an offer to sell or the solicitation of an offer to buy, any Subscription Receipts, Warrants, Units or common shares of Gold Torrent Canada, nor shall there be any sale of the Subscription Receipts in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

About Gold Torrent, Inc.

Gold Torrent is an exploration and development company with a key project located in Alaska, USA. Gold Torrent’s priority is to develop and advance the Project, ultimately resulting in gold production. Gold Torrent continues to pursue high-grade gold opportunities in safe mining jurisdictions. www.goldtorrentinc.com.

Cautionary Statement Regarding Forward Looking Statements

This news release contains “forward-looking statements” within the meaning of United States securities laws and applicable Canadian securities legislation. Forward-looking statements include, among others, plans for development of the Project, the intention of Gold Torrent US to complete the Reorganization, the intention of Gold Torrent Canada to complete either the RTO or the Listing, or Gold Torrent Canada’s intention to consummate the Private Placement. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “may,” variations of such words, and similar expressions and references to future periods, are intended to identify such forward-looking statements. Forward-looking statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control, including such factors as described in the “Risk Factors” section of Gold Torrent US’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2017 and other documents filed by Gold Torrent US from time to time with the United States Securities and Exchange Commission (the “SEC”), as well as the risks and uncertainties described in the “Risk Factors” section of the Registration Statement on Form S-4 (File No.: 333-221123) filed by Gold Torrent Canada with the SEC on October 25, 2017, and amended on December 8, 2017, December 26, 2017, January 10, 2018 and January 24, 2018, in connection with the Reorganization, which registration statement was declared effective by the SEC on January 26, 2018. Readers are cautioned that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those expressed or implied in the forward-looking statements. For example, (1) Gold Torrent US may abandon the Reorganization; (2) conditions to the closing of the Reorganization may not be satisfied; (3) the Reorganization may involve unexpected costs, unexpected liabilities or unexpected delays; (4) Gold Torrent US’s business may suffer as a result of uncertainty surrounding the Reorganization; (5) Gold Torrent US may not realize the anticipated benefits of the Reorganization; (6) the Reorganization may negatively impact the Gold Torrent US’s relationships; (7) the Reorganization may result in negative publicity affecting the Gold Torrent US’s business; (8) the Reorganization may have negative tax consequences to Gold Torrent US and holders of Gold Torrent US’s common stock and (9) Gold Torrent US may be adversely affected by other economic, business, and/or competitive factors. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Important Note

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Gold Torrent Canada filed a Form S-4 Registration Statement (File No.: 333-221123) on October 25, 2017, as amended on December 8, 2017, December 26, 2017, January 10, 2018 and January 24, 2018, that includes a prospectus of Gold Torrent Canada and a proxy statement of Gold Torrent US. Each of Gold Torrent Canada and Gold Torrent US also plan to file other relevant documents with the SEC regarding the Reorganization. The SEC declared the Form S-4 effective on January 26, 2018, and the definitive proxy statement/prospectus was first mailed to stockholders of Gold Torrent US on January 29, 2018. INVESTORS AND SECURITY HOLDERS OF GOLD TORRENT, INC. ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) CAREFULLY AS WELL AS ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GOLD TORRENT (CANADA) INC., GOLD TORRENT, INC. AND THE REORGANIZATION. Investors and security holders may obtain a free copy of the proxy statement/prospectus and other relevant documents filed with the SEC from the SEC’s web site at www.sec.gov or at the Company’s web site at www.goldtorrentinc.com. Investors and security holders may also read and copy any reports, statements and other information filed by Gold Torrent, Inc. or Gold Torrent (Canada) Inc., with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room. Investors and security holders may also obtain, without charge, a copy of the proxy statement/prospectus and other relevant documents by directing a request by mail or telephone to Gold Torrent, Inc., 960 Broadway Avenue, Suite 530, Boise, ID 83706, telephone (208) 343-1413.

Gold Torrent US and its directors and executive officers may be deemed to have participated in the solicitation of proxies from the Gold Torrent US’s stockholders in connection with the proposed Reorganization. Information about these persons is set forth in the Gold Torrent US’s Annual Report on Form 10-K filed by the Company with the SEC on June 23, 2017, as amended on December 8, 2017, and is included in the Form S-4 filed by Gold Torrent Canada and in any documents subsequently filed by Gold Torrent US’s directors and officers under the Securities Exchange Act of 1934, as amended. These documents can be obtained free of charge from the sources indicated above. Investors and security holders may obtain additional information regarding the interests of such persons, which may be different from those of the Company’s stockholders generally, by reading the proxy statement/prospectus and other relevant documents regarding the proposed Reorganization to be filed with the SEC when they become available.

FOR MORE INFORMATION CONTACT:
Ryan Hart
ryan.hart@goldtorrentinc.com
960 Broadway Ave., Suite 530
Boise, Idaho 83706
Office: 1-208-343-1413

The above news release has been provided by the above company via the OTC Disclosure and News Service. Issuers of news releases and not OTC Markets Group Inc. are solely responsible for the accuracy of such news releases.